EXHIBIT 10.2

AEROGROW INTERNATIONAL, INC.
2003 AMENDED STOCK OPTION PLAN

WHEREAS, AeroGrow International, Inc., a Nevada corporation, desires to award incentive and nonqualified stock options to certain of its officers, other key employees (including key employees who are directors), non-employee directors and consultants in the Company;

NOW THEREFORE, the AeroGrow International, Inc., 2003 Stock Option Plan is hereby adopted, amended on August 3, 2005 to be effective as of the first grant of options hereunder, under the following terms and conditions:

1.    Purpose

This AeroGrow International, Inc., 2003 Stock Option Plan (the "Plan") is intended to provide a means whereby AeroGrow International, Inc., (the "Company") may, through the grant of incentive stock options and nonqualified stock options (collectively, the "Options") to purchase common shares of the Company ("Common Stock") to officers, other key employees (including key employees who are directors), non-employee directors of the Company and consultants of the Company (collectively "Key Individuals") attract and retain such Key Individuals and motivate them to exercise their best efforts on behalf of the Company and of any related corporation ("Related Corporation"), as defined below.

For purposes of the Plan, a Related Corporation shall mean either a "subsidiary corporation" of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or the "parent corporation" of the Company, as defined in section 424(e) of the Code. Further, as used in the Plan, (i) the term "incentive stock option" ("ISO") shall mean an option which, at the time such option is granted under the Plan, qualifies as an ISO within the meaning of section 422 of the Code and is designated as an ISO in the "Option Agreement" (as defined in Section 8 hereof); and (ii) the term "nonqualified stock option" ("NQSO") shall mean an option which, at the time such option is granted, does not qualify as an ISO, and is designated as an NQSO in the Option Agreement.

2.    Administration

The Plan shall be administered by the Company's Stock Option Committee (the "Committee"), if the Board chooses to appoint such a Committee. If appointed, the Committee shall consist of not less than three directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors (the "Board"). Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Company. If the Board chooses not to appoint such a Committee, the Plan shall be administered by the Board itself and references in this Plan to "Committee" shall be read as references to the Board.

The Committee shall have full authority, subject to the terms of the Plan, to select the Key Individuals to be granted ISOs and/or NQSOs under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, and to make such determinations, and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its stockholders and its employees and directors, and upon their respective legal representatives, beneficiaries, successors, and assigns and upon all other persons claiming under or through any of them.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

3.    Eligibility

The class of employees, directors and consultants who shall be eligible to receive Options under the Plan shall be the Key Individuals of the Company and/or of a Related Corporation. More than one Option may be granted to a Key Individual under the Plan.

4.    Stock

Options may be granted under the Plan to purchase up to a maximum of 400,000 shares of the Company's Common Stock, $.001 par value, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Key Individual's surrender thereof) without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option.

Shares issued as ISOs under the Plan and Option, shall be expressly subject to the Shareholder Agreement, attached hereto as Exhibit "A" and by this reference incorporated herein, until such time that the Company has closed a firmly underwritten public offering of shares pursuant to a registration statement filed under the Securities Act of 1933, as amended, whereby such Shareholder Agreement and restrictions therein shall lapse. Shares issued as NQSOs shall be subject to the same restrictions in the Shareholder Agreement, unless at the time of grant, the Board, in its sole and absolute discretion determines that the Option can authorize issuance of the Shares without restriction, or shall be issued subject to the restrictions of a different stock restriction agreement adopted by the Board at that time. Notwithstanding anything to the contrary, the Key Individual may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber Shares, or any interest therein, unless he or she has complied with all applicable requirements of the Securities Act of 1933 and applicable state securities laws, in addition to the all of the restrictions described herein.

5.    Granting of Options

From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Individuals under the Plan such Options as it determines are warranted; provided, however, the Key Individuals who are nonemployee directors may not be granted ISOs and that grants of ISOs and NQSOs shall be separate and not in tandem. In making any determination as to whether a Key Individual shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Individual, his present and potential contributions to the success of the Company or a Related Corporation, the tax implications to the Company and the Key Individual of any Options granted, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

As to any Key Individual under consideration for the grant of an Option hereunder, the Board in its discretion may direct that the grant of the Option, or its effective date of grant, shall be delayed until the date that the Company obtains a permit to issue stock under this Plan and Option from the State of Colorado (if it is determined by the Board that such permit is required).

Subject to the terms and conditions of this Plan and the Option Agreement between the Company and Key Individual, Options granted as ISOs under the Plan and Option, shall be subject to the Shareholder Agreement, attached hereto as Exhibit "A" and by this reference incorporated herein, until such time that the Company has closed a firmly underwritten public offering of shares pursuant to a registration statement filed under the Securities Act of 1933, as amended, whereby such Shareholder Agreement and restrictions therein shall lapse. Notwithstanding anything to the contrary, the Key Individual may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber Options, or any interest therein, unless he or she has complied with all applicable requirements of the Securities Act of 1933 and applicable state securities laws, in addition to the all of the restrictions described herein.

6.    Annual Limit

(a)    ISOs

The aggregate fair market value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Individual during any calendar year (under this Plan and any other ISO plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Individual and such Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, such Option shall be treated as an ISO to the extent that it may be so treated under such limitation and as a NQSO as to the remainder. For purposes of determining whether an ISO would cause such limitation to be exceeded, ISOs shall be taken into account in the order granted.

(b)    NQSOs

The annual limits set forth above for ISOs shall not apply to NQSOs.

7.    Terms and Conditions of Options

The Options granted pursuant to the Plan shall expressly specify whether they are ISOs or NQSOs. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of section 422(b) of the Code, as the Committee shall deem desirable.

(a)    Number of Shares

The Option shall state the number of shares to which the Option pertains.

(b)    Price

The Option shall state the Option price which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of 100 percent (110 percent in the case of a more-than-10-percent stockholder, as discussed in paragraph (j) below) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the ISO is granted and, in the case of an NQSO, shall not be less than the par value thereof, on the date the NQSO is granted.

The fair market value of the optioned shares of Common Stock shall be arrived at by a good faith determination of the Committee and shall be--

(1)    the mean between the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or on an over-the-counter market, on the date of grant;

(2)    the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant;

(3)    the mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

(4)    if (1) through (3) above are not applicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

Where the fair market value of the optioned shares of Common Stock is determined under (2) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date), in accordance with Treas. Reg. § 20.2031-2(b)(1).

(c)    Term

(1)    ISOs. Subject to earlier termination as provided in paragraphs (e), (f), and (g) below and in Section 9 hereof, the term of each ISO shall be not more than 10 years (five years in the case of a more-than-l0-percent stockholder, as discussed in paragraph (j) below) from the date of grant.

(2)    NQSOs. Subject to earlier termination as provided in paragraphs (e), (f), and (g) below and in Section 9 hereof, the term of each NQSO shall be not more than 10 years from the date of grant.

(d)    Exercise

Options shall be exercisable in such installments and on such dates as the Committee may specify; provided that the Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

The Option price shall be payable in cash or by personal check, bank draft or postal or express money order.

(e)    Termination of Employment

If a Key Individual's employment by the Company (and Related Corporations) or, for non-employee directors, service as a director, is terminated by either party prior to the expiration date fixed for his Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Individual could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Individual at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Committee, in its discretion and set forth in the Option Agreement; except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Key Individual's termination of employment or cessation of service as a director, and in the case of ISOs, such accelerated termination date shall not be earlier than three (3) months after such termination of employment.

(f)    Exercise upon Disability of Key Individual

If a Key Individual becomes disabled (within the meaning of section 22(e)(3) of the Code) during his employment or service as a non-employee director and, prior to the expiration date fixed for his Option, his employment or service as a non-employee director is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Individual could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Individual at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Key Individual's termination of employment or cessation of service as a non-employee director by reason of disability, and in the case of ISOs, such accelerated termination date shall not be earlier than six (6) months after such termination of employment. In the event of the Key Individual's legal disability, such Option may be so exercised by the Key Individual's representative.

(g)    Exercise upon Death of Key Individual

If a Key Individual dies during his employment or service as a non-employee director, and prior to the expiration date fixed for his Option, or if a Key Individual whose employment or service as a non-employee director is terminated for any reason, dies following his termination of employment or cessation of service as a non-employee director but prior to the earlier of (i) the expiration date fixed for his Option, or (ii) the expiration of the period determined under paragraphs (e) and (f) above and set forth in the Option Agreement, to the extent of the number of shares with respect to which the Key Individual could have exercised it on the date of his death, or to any greater extent permitted by the Committee, by the Key Individual's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Individual. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than one year after the date of death.

(h)    Non-Transferability

No Option shall be assignable or transferable by the Key Individual other than by will or by the laws of descent and distribution, and during the lifetime of the Key Individual, the Option shall be exercisable only by him or by his guardian or legal representative. If the Key Individual is married at the time of exercise and if the Key Individual so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Individual and the Key Individual's spouse, jointly, with right of survivorship.

(i)    Rights as a Stockholder

A Key Individual shall have no rights as a stockholder with respect to any shares covered by his Option until the issuance of a stock certificate to him for such shares.

(j)    Ten Percent Stockholder

If the Key Individual owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the Option price for the ISO shall be not less than 110 percent of the fair market value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this paragraph shall not apply to NQSOs.

(k)    Listing and Registration of Shares

Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Company or by the Key Individual should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Individual or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

(1)    Withholding and Use of Shares to Satisfy Tax Obligations

The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state or local tax withholding requirements.

If the exercise of any Option is subject to the withholding requirements of applicable federal tax law, the Committee, in its discretion, may permit the Key Individual to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Company). Shares of Common Stock shall be valued, for purposes of this paragraph, at their fair market value on the date the amount attributable to the exercise of the Option is includable in income by the Key Individual under section 83 of the Code (the "Determination Date").

If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Key Individual for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date.

The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this paragraph.

8.    Option Agreement -- Other Provisions

Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with section 422(b) of the Code), as the Committee shall deem advisable. The Option Agreements shall indicate whether the Option is an ISO or NQSO; provided, however, if the Option is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. Each Key Individual shall enter into, and be bound by, such an Option Agreement, as soon as practicable after the grant of an Option.

9.    Capital Adjustments

The number of shares which may be issued under the Plan, as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, in accordance with the provisions of section 424(a) of the Code, be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Individual holding an Option to be terminated not less than seven days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 7(d) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code.

10.    Amendment or Discontinuance of the Plan

(a)    In General

The Board, pursuant to a written resolution, from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever; except that, without the approval of the stockholders (given in the manner set forth in paragraph (b) below)--

(1)    the class of employees eligible to receive ISOs shall not be changed;

(2)    the maximum number of shares of Common Stock with respect to which ISO's may be granted under the Plan shall not be increased, except as permitted under Section 9 hereof; and

(3)    the duration of the Plan under Section 16 hereof with respect to any ISO's granted hereunder shall not be extended.

(b)    Manner of Stockholder Approval

The approval of stockholders must comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of stockholder approval in such case, the approval of stockholders must occur--

(1)    By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring stockholder approval (i, e., an action on which stockholders would be entitled to vote if the action were taken at a duly held stockholders' meeting); or

(2)    By a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

11.    Absence of Rights

Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his rights shall be only such as are provided by the Option Agreement.

Any Option under the Plan shall not entitle the holder thereof to any rights as a stockholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with a Key Individual who is an employee of the Company, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Key Individual, to retire the Key Individual at any time pursuant to its retirement rules or otherwise to terminate his employment at any time for any reason whatsoever.

12.    Indemnification of Board and Committee

Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the member of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf.

13.    Application of Funds

The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes.

14.    Stockholder Approval

This Plan shall become effective on the later of January 2, 2003 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the stockholders, in the manner described in Section 10(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, ISO's granted hereunder shall be null and void and no additional Options shall be granted hereunder. The Plan shall remain effective as to NQSOs.

15.    No Obligation to Exercise Option

The granting of an Option shall impose no obligation upon a Key Individual to exercise such Option.

16.    Termination of Plan

Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on January 1, 2013, which date is within 10 years after the date the Plan was adopted by the Board, or the date the Plan was approved by the stockholders of the Company, whichever is earlier, and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

17.    Governing Law

The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Colorado shall govern the operation of, and the rights of Key Individuals under, the Plan, and Options granted thereunder.